Exhibit 5.1

2200 Ross Avenue, Suite 2800 — Dallas, Texas 75201-2784

Main: 214 855 8000 — Facsimile: 214 855 8200

October 25, 2012

Kirby Corporation

55 Waugh Drive, Suite 1000

Houston, Texas 77007

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Kirby Corporation, a Nevada corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about October 25, 2012, under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,000,000 shares of the $0.10 par value common stock (the “Common Stock”) of the Corporation that may be issued pursuant to the Kirby Corporation 2005 Stock and Incentive Plan, as amended (the “Plan”).

We have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Corporation, as amended; (2) minutes and records of the corporate proceedings of the Corporation with respect to the adoption of the Plan and the reservation of 2,000,000 shares of Common Stock to be issued under the Plan; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the shares of Common Stock covered by the Registration Statement, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ FULBRIGHT & JAWORSKI L.L.P.